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                                                                    EXHIBIT 16.0

DAVID E. COFFEY                 3651 Lindell Rd. - Suite H  Las Vegas, NV 89103
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Certified Public Accountant     (702) 871-3979



June 30, 1999

United States
Securities and Exchange Commission
Washington, D.C.

Gentlemen,

        I have been furnished the disclosure made by Can-Cal Resources,  Ltd. in
Item 14 of its Form 10-SB. I agree with the statements made by Can-Cal Resources, Ltd. there were no disagreements on any matter of accounting principle or practices, financial statement disclosures or auditing scope or procedure. I was unable to continue as the Company's auditor in view of my personal schedule and time availability.


Sincerely,

   /s/   David E. Coffey

David E. Coffey


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